150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

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Professional Diversity Network, Inc. Reports Third Quarter 2018 Financial Results

CHICAGO, Nov. 20, 2018 (GLOBE NEWSWIRE) — Professional Diversity Network, Inc. (NASDAQ:IPDN), (“IPDN” or the “Company”), a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse individuals, today announced its third quarter 2018 financial results for the quarter ended September 30, 2018.

Third Quarter Highlights include:

●	Excluding goodwill impairment charge, the total costs and expense decreased by $1.5 million, or 27.5% for the quarter ended September 30, 2018. This reduction is primarily the result of decrease in general and administrative expenses and sales and marketing expenses.

●	Revenue generated from PDN Network increased by 2.6% for the three months ended September 30, 2018. The increase was a result of improved operational efficiencies and improvement in concerted efforts in sales growth, client retention, and customer satisfaction.

●	Reduced Adjusted EBITDA loss to $1.0 million for the quarter ended September 30, 2018 compared to $1.5 million for the quarter ended September 30, 2017.

Michael Wang, CEO of IPDN, said, “While the Company continued to sustain losses, we have taken great strides in reducing our costs and overheads and consequently greatly reduced our losses. Our focus is to enhance our diversity recruitment and women’s networking segments, with a focus on delivering superior performance to our clients and members.”

Mr. Wang continued, “We continue to have more work to do in China and the U.S. in 2018 and 2019 to enhance shareholder value. In the first three quarters of 2018, we have successfully reduced general and administrative expenses by 35.2% and sales and marketing expenses by 46.3%. We will continue to remain vigilant in watching our costs and will invest in growth when we see opportunities to do so. We continue to believe that China presents significant opportunity for our future growth toward profitability and much of my time and the Company’s efforts will be in the China market.”

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

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2018 Third Quarter Financial Results

For the quarter ended September 30, 2018, IPDN reported total revenue of approximately $1.9 million, a 37.9% decrease from the quarter ended September 30, 2017, due primarily to management’s focus on reduction in sales and operations workforce as a means to cost savings and rebranding the business.

Total operating expenses for the quarter ended September 30, 2018, increased by 66.6% to $9.3 million from $5.6 million for the quarter ended September 30, 2017. This increase is primarily the result of a $5.3 million goodwill impairment charge recorded in the NAPW segment in September 2018. Excluding goodwill impairment charge, the total costs and expenses were $4.0 million, a decrease of $1.5 million compared to the same period in the prior year. This decrease is primarily the result of a $0.9 million decrease in general and administrative expenses and a $0.6 million decrease in sales and marketing expenses.

The Company reported a net loss for the quarter ended September 30, 2018 of $7.2 million or $1.49 per share compared to a net loss of $2.5 million, or $0.63 per share, for the corresponding period ended September 30, 2017.

Loss from continuing operations during the quarter ended September 30, 2018 was $7.2 million compared to a loss of $2.3 million in the quarter ended September 30, 2017. During the third quarter of 2018, the Company reported an Adjusted EBITDA loss of $1.0 million compared to Adjusted EBITDA loss of $1.5 million during the same period of the prior year, a decrease of $0.5 million.

As of September 30, 2018, the Company had $1.7 million in cash and $2.9 million in current assets, which represent a decrease of $1.2 million in cash and $2.7 million in current assets from December 31, 2017. Accounts receivable as of September 30, 2018 was $0.5 million, 41.8% less than the $0.9 million as of December 31, 2017. Total assets as of September 30, 2018 were $8.7 million, a decrease of $10.3 million from $19.0 million as of December 31, 2017.

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

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Professional Diversity Network, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(Unaudited)	(Adjusted)
Current Assets:
Cash and cash equivalents (Amounts related to variable interest entity of $907,590 and $1,671,378 as of September 30, 2018 and December 31, 2017, respectively)	$1,653,149	$2,926,088
Accounts receivable, net	527,565	905,723
Incremental direct costs	21,158	145,292
Prepaid expenses and other current assets	461,931	478,379
Current assets from discontinued operations	194,209	1,180,099
Total current assets	2,858,012	5,635,581

Property and equipment, net	96,553	221,184
Capitalized technology, net	187,258	153,381
Goodwill	339,451	5,590,150
Intangible assets, net	4,408,934	6,264,706
Merchant reserve	760,849	760,849
Security deposits	74,588	225,957
Long-term assets from discontinued operations	-	137,114
Total assets	$8,725,645	$18,988,922

Current Liabilities:
Accounts payable	$1,465,890	$1,120,444
Accrued expenses	785,682	1,166,214
Deferred revenue	2,440,998	4,004,015
Customer deposits	14,563	-
Current liabilities from discontinued operations	219,693	484,524
Total current liabilities	4,926,826	6,775,197

Deferred tax liability	1,206,098	1,803,519
Deferred rent	45,800	56,082
Other liabilities	-	52,321
Long-term liabilities from discontinued operations	7,762	-
Total liabilities	6,186,486	8,687,119

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.01 par value; 45,000,000 shares authorized; 4,856,213 shares and 3,963,864 shares issued as of September 30, 2018 and December 31, 2017, respectively; and 4,855,165 shares and 3,962,816 shares outstanding as of September 30, 2018 and December 31, 2017, respectively	48,562	39,639
Additional paid in capital	83,566,225	80,016,218
Accumulated other comprehensive loss	(13,383)	28,848
Accumulated deficit	(81,025,128)	(69,745,785)
Treasury stock, at cost; 1,048 shares at September 30, 2018 and December 31, 2017	(37,117)	(37,117)
Total stockholders’ equity	2,539,159	10,301,803

Total liabilities and stockholders’ equity	$8,725,645	$19,179,065

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

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Professional Diversity Network, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Revenues:
Membership fees and related services	$1,112,042	$2,204,909	$4,059,989	$7,465,202
Recruitment services	705,040	694,454	2,018,832	1,977,101
Product sales and other	3,180	18,285	13,197	91,226
Education and training	-	68,890	16,048	898,584
Consumer advertising and marketing solutions	74,360	65,188	218,637	189,217
Total revenues	1,894,622	3,051,726	6,326,703	10,621,330

Costs and expenses:
Cost of revenues	291,685	357,481	917,429	1,213,669
Sales and marketing	977,148	1,598,530	3,093,798	5,759,849
General and administrative	1,786,408	2,711,640	6,202,087	9,564,428
Litigation settlement	342,472	155,216	342,472	155,216
Goodwill impairment charge	5,250,699	-	5,250,699	9,920,305
Depreciation and amortization	650,103	757,144	1,989,125	2,294,012
Total costs and expenses	9,298,515	5,580,011	17,795,610	28,907,479

Loss from operations	(7,403,893)	(2,528,285)	(11,468,907)	(18,286,149)

Other (expense) income
Interest expense	29,549	-	29,549	(12,399)
Interest and other income	(4,368)	4,117	299	9,218
Other finance costs	-	5,318	22,558	7,082
Other income, net	25,181	9,435	52,406	3,901

Loss before income tax benefit	(7,378,712)	(2,518,850)	(11,416,501)	(18,282,248)
Income tax expense (benefit)	(189,950)	(201,123)	(562,415)	(1,126,220)
Loss from continuing operations	(7,188,762)	(2,317,727)	(10,854,086)	(17,156,028)
Loss from discontinued operations, net of tax, including gain on sale of $63,687	(40,735)	(170,358)	(425,258)	(508,582)
Net loss	(7,229,497)	(2,488,085)	(11,279,344)	(17,664,610)

Other comprehensive loss:	(7,229,497)	(2,488,085)	(11,279,344)	(17,664,610)
Foreign currency translation adjustment	(28,480)	(3,056)	(42,231)	(1,435)
Comprehensive loss	$(7,257,977)	$(2,491,141)	$(11,321,575)	$(17,666,045)

Basic and diluted loss per share:
Continuing operations	(1.48)	(0.59)	(2.42)	(4.39)
Discontinued operations	(0.01)	(0.04)	(0.09)	(0.13)
Net loss	$(1.49)	$(0.63)	$(2.51)	$(4.52)

Weighted average shares used in computing net loss per common share:
Basic and diluted	4,856,044	3,932,886	4,485,358	3,912,282

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

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Professional Diversity Network, Inc.

ADJUSTED EBITDA (Unaudited)

We believe Adjusted EBITDA provides a meaningful representation of our operating performance that provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Further, Adjusted EBITDA, as we define it, may not be comparable to EBITDA, or similarly titled measures, as defined by other companies.

The following table provides a reconciliation of Net Loss from continuing operations to Adjusted EBITDA, the most directly comparable GAAP measure reported in our consolidated financial statements:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
	(in thousands)
Loss from Continuing Operations	$(7,189)	$(2,318)	$(10,854)	$(17,156)
Stock-based compensation expense	171	146	637	731
Goodwill impairment charge	5,251	-	5,251	9,920
Depreciation and amortization	650	757	1,989	2,294
Litigation settlement	342	155	342	155
Interest Expense	(30)	-	(30)	12
Interest and other income	4	(4)	-	(9)
Income tax expense (benefit)	(190)	(201)	(562)	(1,126)
Adjusted EBITDA	$(991)	$(1,465)	$(3,227)	$(5,179)

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150 East 58th Street, 20th Floor, New York, NY 10155

Tel: +1 (646) 801-2803 | Fax: +1 (212) 601-2791

WWW.DGIPL.COM

About Professional Diversity Network

Professional Diversity Network, Inc. (NASDAQ: IPDN) is a global developer and operator of online and in-person networks that provides access to networking, training, educational and employment opportunities for diverse professionals. We operate subsidiaries in the United States and China including National Association of Professional Women (NAPW), which is one of the largest, most recognized networking organizations of professional women in the country, spanning more than 200 industries and professions. Through an online platform and our relationship recruitment affinity groups, we provide our employer clients a means to identify and acquire diverse talent and assist them with their efforts to comply with the Equal Employment Opportunity Office of Federal Contract Compliance Program. Our mission is to utilize the collective strength of our affiliate companies, members, partners and unique proprietary platform to be the standard in business diversity recruiting, networking and professional development for women, minorities, veterans, LGBT and disabled persons globally.

Forward-Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our most recently filed Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. Our most recently filed Annual Report on Form 10-K, together with this press release and the financial information contained herein, are available on our website, www.prodivnet.com. Please click on “Investor Relations.”

Contact:

Dragon Gate Investment Partners LLC

Tel: +1(646)-801-2803

Email: ipdn@dgipl.com

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